UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2016

COGENTIX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 426-6140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, Cogentix Medical, Inc. (the “Company”) announced that it had entered into an employment agreement (the “Agreement”) with Brett Reynolds.  Pursuant to the Agreement, commencing on June 13, 2016 (the “Start Date”), Mr. Reynolds, age 47, will serve as the Senior Vice President and Chief Financial Officer of the Company and will also serve as the Company’s Principal Financial Officer, Principal Accounting Officer and Secretary.

Under the terms of his Agreement, Mr. Reynolds will receive a base salary of $260,000 per year and will be entitled to the Company's standard package of employee benefits. Mr. Reynolds will also be entitled to participate in the annual cash incentive program established by the Board of Directors of the Company, which shall include provisions allowing Mr. Reynolds to achieve a bonus equal to 40% of his base salary for a fiscal year if his performance is achieved at the target performance, prorated for days of service in calendar year 2016 to include days of service from previous employment dates. Mr. Reynolds will also be granted (a) an option to purchase 150,000 shares of the Company’s common stock (the “Option”) and (b) 70,000 shares of restricted stock (the “Restricted Stock”). The Option will have an exercise price equal to the last sale price of the common stock as quoted on the Nasdaq on the Start Date, will have a term of seven years, and will become exercisable with respect to a cumulative 50,000 shares on the first, second and third anniversaries of the Start Date; provided Mr. Reynolds remains an employee of the Company. The vesting of the Option will accelerate in the event of a Change of Control. The Restricted Stock will be subject to forfeiture in the event his employment terminates for any reason; provided that such restriction will lapse with respect to a cumulative one third of the restricted shares on the first, second and third anniversary of the Start Date, and also lapse in the event of a Change of Control as set forth in the Company’s 2015 Omnibus Incentive Plan.

Mr. Reynolds had previously served as Cogentix’s Senior Vice President, Chief Financial Officer and Corporate Secretary from March 31, 2015 to January 28, 2016, and had served in the same roles for Uroplasty, Inc. from August 2013 until March 31, 2015.  He was the Chief Financial Officer of Synovis Life Technologies, a publicly traded medical device manufacturer, from 2005 to 2012.  Following the sale of Synovis Life Technologies to Baxter International in February 2012, Mr. Reynolds served as Site Leader of the former Synovis operations from the date of acquisition through August 2013.  Prior to Synovis, Mr. Reynolds served in executive financial positions at Chiquita Processed Foods, LLC, Imation Corp. and Deloitte & Touche LLP.

Mr. Reynolds has no family relationships that are required to be disclosed under Item 401(d) of Regulation S-K and is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Agreement is a summary of the material terms of the Agreement and is qualified in its entirety by the terms of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Cogentix Medical, Inc. and Brett Reynolds dated June 6, 2016 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2016	COGENTIX MEDICAL, INC.

	By:	/s/ Darin Hammers
	Name:	Darin Hammers
	Title:	President and Chief Executive Officer

COGENTIX MEDICAL, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Employment Agreement between Cogentix Medical, Inc. and Brett Reynolds dated June 6, 2016	Filed electronically herewith